UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2025, the Board of Directors (the “Board”) of Altimmune, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, increased its size from eight to ten directors and appointed Teri Lawver and Jerome Durso as directors of the Board.

Ms. Lawver (58), most recently served as Executive Vice President and Chief Commercial Officer at Dexcom (Nasdaq: DXCM) from January 2023 until December 2024, where she led global commercial strategy and operations. Prior to Dexcom, Ms. Lawver held a variety of leadership roles at Johnson & Johnson Corporation from 2002 to 2023, including Worldwide Vice President, Immunology from 2017 to 2023, and Global Vice President, Cardiovascular & Metabolism from 2013 to 2017. Prior to joining Johnson & Johnson, Ms. Lawver was a Consultant and Associate Principal at McKinsey & Company from 1994 to 2002. Ms. Lawver holds an M.B.A. from Duke University’s Fuqua School of Business, and a Bachelor of Science degree from Georgetown University.

Mr. Durso (57) most recently served as President and Chief Executive Officer and a director of Intercept Pharmaceuticals, Inc. (formerly Nasdaq: ICPT), from January 2021 until November 2023. Prior to becoming Chief Executive Officer of Intercept, Mr. Durso served as Chief Operating Officer of Intercept since February 2017. Beginning in 1993, Mr. Durso spent over two decades at Sanofi, a global pharmaceutical company, where he most recently served as SVP, Chief Commercial Officer of the Global Diabetes Division from June 2011 to April 2015. From 2010 to 2011, Mr. Durso was Senior Vice President, Chief Commercial Officer of Sanofi’s U.S. pharmaceuticals business. Mr. Durso earned his bachelor’s degree in marketing from the University of Notre Dame.

Ms. Lawver and Mr. Durso will be compensated for their service as non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy. Each of Ms. Lawver and Mr. Durso received an initial option award to purchase 69,800 shares of the Company’s common stock pursuant to the Company’s 2017 Omnibus Incentive Plan. Each of them is also entitled to receive an annual cash retainer of $40,000 as a member of the Board. The Company also entered into indemnification agreements with Ms. Lawver and Mr. Durso in substantially the same form as those entered into with the other directors of the Company.

There are no family relationships between Ms. Lawver and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Lawver has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Lawver and any other person pursuant to which Ms. Lawver was selected as a director of the Company.

There are no family relationships between Mr. Durso and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Durso has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Durso and any other person pursuant to which Mr. Durso was selected as a director of the Company.

Item 7.01 Regulation FD Disclosure

On February 25, 2025, the Company issued a press release announcing the appointments to the Board as discussed above. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

99.1	Press Release of Altimmune, Inc. dated February 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Gregory Weaver
Name: Gregory Weaver
Title: Chief Financial Officer

Dated: February 25, 2025